Exhibit 99.1

UNITED ONLINE REPORTS FIRST-QUARTER 2005 RESULTS

AND INITIATES QUARTERLY CASH DIVIDEND

Record Revenues of $130.5 Million

Record Operating Income of $21.0 Million

Record Adjusted OIBDA of $31.5 Million

Quarterly Cash Dividend of $0.20 per Share

WOODLAND HILLS, Calif., May 3, 2005 – United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet subscription services, today reported results for its first quarter ended March 31, 2005.  The company also announced that its Board of Directors has approved the initiation of a quarterly cash dividend of $0.20 per share of common stock.

The first quarterly cash dividend is payable on May 31, 2005 to shareholders of record as of the close of business on May 13, 2005.  While the company intends to pay regular quarterly dividends for the foreseeable future, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the company’s financial performance.

Summary of March 2005 Quarter Results:

•                  Total revenues for the quarter were a record $130.5 million, up 21% versus $107.7 million for the year-ago quarter.

•                  Operating income for the quarter was a record $21.0 million, or 16.1% of revenues, up 5% versus operating income of $19.9 million, or 18.5% of revenues, in the year-ago quarter.

•                  Adjusted operating income before depreciation and amortization (“OIBDA”)(1) for the quarter was a record $31.5 million, or 24.1% of revenues, an increase of 21% versus adjusted OIBDA of $26.0 million, or 24.1% of revenues, in the year-ago quarter.

•                  Pay accounts(2) increased by 126,000 during the quarter to 4.95 million; subscriptions(3) increased by 214,000 to 6.2 million; active accounts(2) totaled 17.0 million at March 31, 2005.

•                  Net income for the quarter was $11.5 million, or $0.18 per share, versus $12.4 million, or $0.18 per share, for the year-ago quarter.

•                  Adjusted net income(4) for the quarter was $16.2 million, an increase of 7% versus adjusted net income of $15.2 million for the year-ago quarter.  On a per share basis, adjusted net income for the quarter was $0.25 per share, an increase of 9% versus adjusted net income of $0.23 per share, for the year-ago quarter.  Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

•                  Cash flows from operations were $31.7 million for the quarter, versus $34.8 million for the year-ago quarter.

•                  Free cash flow(5) for the quarter was $28.2 million, versus $33.8 million for the year-ago quarter.

“With our 15th consecutive quarter of record revenues and adjusted OIBDA, 2005 is off to an excellent start for United Online,” said Mark R. Goldston, chairman, CEO and president of United Online.  “We are pleased with the progress of our diversification strategy, which contributed significantly to our growth in the first quarter.  With United Online’s quarterly advertising revenues up 43% year-over-year, we are also pleased to announce the launch of the United Online Advertising Network, which will consolidate advertising sales across all of our Internet properties giving advertisers additional reach, scale and efficiency.  We have also formed United Online Web Services, which is dedicated to integrating our existing web hosting, domain registration, premium email, premium content and PhotoSite products into our access and Classmates businesses.  We believe that these initiatives, along with our planned VoIP launch during the second half of 2005, offer new, innovative ways to leverage our large user base and portfolio of Internet properties.”

“Our strong first quarter financial results reflect growing revenue contribution from non-access businesses, positive seasonality for access and planned increases in product development,” said Charles S. Hilliard, executive vice president and CFO of United Online.  “Pay access accounts grew by a net 30,000 during Q1, representing less than 24% of total pay account growth for the quarter.  Our modest increase to 2005 adjusted OIBDA guidance reflects our solid first quarter performance and planned investment spending on diversification initiatives for the remainder of the year.”

“The Board’s decision to return capital to shareholders via a dividend complements our existing share repurchase program and reflects confidence in United Online’s strong cash flows,” added Charles S. Hilliard.  “Importantly, we continue to allocate capital to new research and development at a record pace.”

Additional Highlights:

•                  Billable services margin(6) was a record 79.0% for the March 2005 quarter, up from 73.8% for the year-ago quarter.

•                  Annualized revenue per average employee(7) was $691,000 for the March 2005 quarter, versus $859,000 for the March 2004 quarter.

•                  Cash balances at March 31, 2005 were $203.0 million, including cash, cash equivalents and short-term investments.  During the quarter, the company repaid $30.8 million of its senior term loan facility, bringing the balance of the facility to $69.2 million at March 31, 2005.

•                  The company repurchased 1.3 million shares of its common stock in the March 2005 quarter at an aggregate cost of $14.2 million.  The company can repurchase up to an additional $60.8 million of its common stock under a Board-approved program, which has recently been extended through December 31, 2006.

•                  In March 2005, United Online acquired certain assets related to PhotoSite, the online digital photo-sharing business of Homestead Technologies, Inc., for approximately $10 million in cash and has entered into a related licensing and support agreement with Homestead Technologies. Due to a transition period associated with the asset purchase, the approximately 6,000 subscribers to the digital photo-sharing business will not be included in the company’s pay accounts until the June 2005 quarter.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this release.  United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s current guidance for the June 2005 quarter and the year ending December 31, 2005:

(in millions)	June’05 Q Est.	CY’05 Est.	Prior CY’05 Est.

Operating income	$19.1 – $20.1	$80.2 – $85.2	$84.1 – $91.1
Depreciation	3.7	15.0	16.7
Amortization	5.8	22.2	19.9
Stock-based charges	2.9	9.6	3.3
Adjusted operating income before depreciation and amortization(1)	$31.5 - $32.5	$127.0 - $132.0	$124.0 – $131.0

Weighted average diluted shares	64.5 – 65.0	65.0 – 66.0	65.0 – 66.0

•                  Total revenues for the June 2005 quarter are estimated to be between $130 million and $132 million.

•                  The company estimates that total pay accounts will be between 4.95 million and 5.0 million by June 30, 2005.

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined as operating income before depreciation, amortization and stock-based compensation. Management believes that because adjusted OIBDA excludes certain items that do not impact the company’s cash flows, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period, and to assess the company’s ability to make capital expenditures, fund working capital requirements, incur and repay indebtedness, and fund strategic initiatives.  Management also uses adjusted OIBDA for these purposes, as well as to allocate resources in managing the company’s business.  The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(2) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, community-based network and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days.  A table entitled “Analysis of Pay Accounts and Subscriptions” is presented elsewhere in this release.

(3) A subscription represents a unique subscription to any individual pay service offered by the company.  Internet access and accelerated dial-up are counted as two subscriptions, although most subscribers to the accelerated service purchase it bundled with our standard Internet access.  A table entitled “Analysis of Pay Accounts and Subscriptions” is presented elsewhere in this release.

(4) Adjusted net income is defined as net income before the after-tax effect of amortization of intangible assets and stock-based compensation. Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses which management believes are not reflective of the company’s core operating results over time.  Management also uses adjusted net income for these purposes.  Adjusted net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(5) Free cash flow is defined as net cash provided by operating activities before cash paid for relocation costs, less capital expenditures.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets, and excludes the cash impact of items which management believes are not reflective of the company’s core operating results over time.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, effecting potential acquisitions, strengthening the balance sheet, and effecting share repurchases.  Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(6) Billable services margin represents billable services revenues less cost of billable services divided by billable services revenues.

(7) Annualized revenue per average employee represents annualized total revenues for the period divided by the average number of employees during that period.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet subscription services through a number of brands, including NetZero, Juno and Classmates. The company’s services include Internet access, accelerated dial-up services, premium email, personal web hosting, domain services, photo sharing services and community-based networking. The company’s access services are available in more than 8,200 cities across the United States and in Canada. At March 31, 2005, United Online had 769 employees worldwide.  United Online is headquartered in Woodland Hills, CA, with offices in New York City, NY, Renton, WA, San Francisco, CA, Orem, UT, Munich, Germany, Järfälla, Sweden, and Hyderabad, India. For more information about United Online and its Internet subscription services, please visit http://www.untd.com.

United Online will be hosting a conference call today at 2:00PM PT (5:00PM ET) to discuss its quarterly results.  A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com.  A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, expectations regarding: guidance for future financial performance; changes in pay accounts; weighted average diluted shares; depreciation and amortization; and stock-based compensation. Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of pay accounts; the effects of seasonality and changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s billable services margin; changes in active accounts; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions, including Classmates Online and PhotoSite; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; unanticipated technological problems or developments; risks associated with litigation; and unanticipated governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material.  Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition is consummated during the relevant periods.  If an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Investor and Press Contacts:

Liz Gengl

United Online, Inc.

818-287-3076

pr@untd.com

Peter Delgrosso

United Online, Inc.

818-287-3388

investor@untd.com

UNITED ONLINE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Cash, cash equivalents and short-term investments	$203,046	$232,793
Accounts receivable, net	17,237	17,534
Deferred tax assets, net	75,587	76,203
Property and equipment, net	26,888	27,006
Goodwill and intangible assets, net	156,805	147,016
Other assets	15,962	19,300
Total assets	$495,525	$519,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$41,232	$45,379
Accrued liabilities	21,602	18,320
Deferred revenue	55,713	50,954
Capital leases	1,031	1,319
Term loan	69,167	100,000
Other liabilities	3,006	2,181
Total liabilities	191,751	218,153

Stockholders’ equity	303,774	301,699

Total liabilities and stockholders’ equity	$495,525	$519,852

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenues:
Billable services	$116,229	$97,682
Advertising and commerce	14,302	9,993
Total revenues	130,531	107,675

Operating expenses:
Cost of billable services	24,401	25,580
Cost of free services	3,353	1,725
Sales and marketing	53,983	43,035
Product development	9,043	6,101
General and administrative	11,713	6,863
Stock-based compensation (1)	1,075	477
Amortization of intangible assets	5,978	3,964
Total operating expenses	109,546	87,745

Operating income	20,985	19,930

Interest and other income, net	1,417	1,489
Interest expense	(2,002)	(283)

Income before income taxes	20,400	21,136

Provision for income taxes	8,913	8,775

Net income	$11,487	$12,361

Basic net income per share	$0.19	$0.20
Diluted net income per share	$0.18	$0.18

Shares used to calculate basic net income per share	60,393	62,470
Shares used to calculate diluted net income per share	63,038	67,352
Shares outstanding at end of period	60,669	61,850

(1) Stock-based compensation is allocated as follows:

Cost of billable services	$25	$—
Sales and marketing	100	83
Product development	63	—
General and administrative	887	394
Total stock-based compensation	$1,075	$477

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,487	$12,361

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	10,527	6,039
Deferred taxes, tax benefits and other	3,840	7,291

Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	295	2,519
Other assets	2,986	1,917
Accounts payable and accrued liabilities	(2,856)	2,001
Other liabilities	825	—
Deferred revenue	4,581	2,657
Net cash provided by operating activities	31,685	34,785

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(98,317)	(76,113)
Proceeds from maturities and sales of short-term investments	115,858	94,051
Purchases of rights, patents and trademarks	(5,500)	(11)
Cash paid for acquisitions	(8,540)	—
Purchases of property and equipment	(3,455)	(1,005)
Net cash provided by investing activities	46	16,922

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	(288)	—
Payments on term loan	(30,833)	—
Repurchases of common stock	(14,207)	(48,706)
Proceeds from exercises of stock options	1,821	914
Net cash used for financing activities	(43,507)	(47,792)

Effect of exchange rate changes on cash and cash equivalents	(14)	—

Change in cash and cash equivalents	(11,790)	3,915
Cash and cash equivalents, beginning of period	56,512	8,908
Cash and cash equivalents, end of period	$44,722	$12,823

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income (4)

(in thousands, except per-share data)

	Three Months Ended March 31, 2005					Three Months Ended March 31, 2004
	Reported	Adjustments		Adjusted		Reported	Adjustments		Adjusted
Revenues:
Billable services	$116,229	$—		$116,229		$97,682	$—		$97,682
Advertising and commerce	14,302	—		14,302		9,993	—		9,993
Total revenues	130,531	—		130,531		107,675	—		107,675
Operating expenses:
Cost of billable services	24,401	—		24,401		25,580	—		25,580
Cost of free services	3,353	—		3,353		1,725	—		1,725
Sales and marketing	53,983	—		53,983		43,035	—		43,035
Product development	9,043	—		9,043		6,101	—		6,101
General and administrative	11,713	—		11,713		6,863	—		6,863
Stock-based compensation	1,075	(1,075	)(a)	—		477	(477	)(a)	—
Amortization of intangible assets	5,978	(5,978	)(b)	—		3,964	(3,964	)(b)	—
Total operating expenses	109,546	(7,053)		102,493		87,745	(4,441)		83,304

Operating income	20,985	7,053		28,038		19,930	4,441		24,371

Interest and other income, net	1,417	—		1,417		1,489	—		1,489
Interest expense	(2,002)	—		(2,002)		(283)	—		(283)

Income before income taxes	20,400	7,053		27,453		21,136	4,441		25,577

Provision for income taxes	8,913	2,315	(c)	11,228		8,775	1,609	(c)	10,384

Net income	$11,487	$4,738		$16,225		$12,361	$2,832		$15,193

Basic net income per share	$0.19			$0.27		$0.20			$0.24
Diluted net income per share	$0.18			$0.25		$0.18			$0.23

Shares used to calculate basic net income per share	60,393			60,393		62,470			62,470
Shares used to calculate diluted net income per share	63,038			63,713	(d)	67,352			67,352	(d)
Shares outstanding at end of period	60,669			60,669		61,850			61,850

(a)   Elimination of stock-based compensation.

(b)   Elimination of amortization of intangible assets.

(c)   Income tax effect of adjusting entries.

(d)   Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended March 31,
	2005	2004
Adjusted Operating Income Before Depreciation and Amortization (1)
Operating income	$20,985	$19,930
Depreciation	3,474	1,598
Amortization	5,978	3,964
Operating income before depreciation and amortization	30,437	25,492
Stock-based compensation	1,075	477

Adjusted operating income before depreciation and amortization	$31,512	$25,969

			Twelve Months
	Three Months Ended March 31,		Ended Mar 31,
	2005	2004	2005
Free Cash Flow (5)
Net cash provided by operating activities	$31,685	$34,785	$120,860
Add (deduct):
Capital expenditures	(3,455)	(1,005)	(14,960)
Cash paid for relocation costs (a)	—	—	6,410
Free cash flow	$28,230	$33,780	$112,310

(a)   Represents cash payments made in connection with the relocation of the Company’s corporate offices.  These payments relate primarily to lease termination fees and capital expenditures for the new corporate offices.

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics (a)

(in thousands, except per share amounts, number of employees and where noted)

	Mar. 31, 2005	Dec. 31, 2004		Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004
Total revenues	$130,531	$119,620		$110,704	$110,618	$107,675
Net income	$11,487	$80,189	(b)	$12,620	$12,310	$12,361
Net income per diluted share	$0.18	$1.27		$0.19	$0.19	$0.18
Pay accounts (2)	4,952	4,826		3,232	3,189	3,095
Active accounts (2) (in millions)	17.0	15.2		6.6	6.8	5.4
Number of employees at end of period	769	742		598	582	504
Annualized revenue per average employee (7)	$691	$714		$751	$815	$859

(a)   More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

(b)   Includes $68.6 million tax benefit related to the recognition of a portion of the company’s deferred tax assets.

UNITED ONLINE, INC.

Analysis of Pay Accounts (a) and Subscriptions

(in thousands)

	Mar. 31, 2005	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004
Internet access	3,130	3,100	3,111	3,102	3,083
Other Web services	3,070	2,886	1,239	1,125	924
Total subscriptions (b)	6,200	5,986	4,350	4,227	4,007

Total pay accounts (c)	4,952	4,826	3,232	3,189	3,095
Accelerator penetration (d)	37%	36%	35%	32%	29%

(a)   A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services. A pay account does not equate to a unique subscriber since one subscriber could have several accounts.

(b)   A subscription represents a unique subscription to any individual pay service offered by the company. Internet access and accelerated dial-up are counted as two subscriptions, although most subscribers to the accelerated service purchase it bundled with our standard Internet access. Individual pay services include Internet access, community-based networking, accelerator services, premium email, Web-hosting and domain name registration, and premium content subscriptions.

(c)   Total pay accounts include Internet access, community-based networking, premium email, Web-hosting and domain name registration, and premium content accounts.

(d)   Defined as accelerator subscriptions divided by Internet access subscriptions.